SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE


                           SECURITIES ACT OF 1934



     Date of report (Date of earliest event reported): November 30, 1995


                         AMCOR CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)



          Delaware                    0-17594            33-0329559
(State or other jurisdiction      (Commission file      (IRS employer
    of Corporation)                   Number)         identification no.)



52300 Enterprise Way, Coachella,California                92236
 (Address of principal executive office)               (Zip code)



Registrant's telephone number, including area code: (619)398-9520




                                Inapplicable
            (Former name and address, if changed since last report)

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Item 2.  Acquisition or Disposition of Business

On November 30, 1995, the Company acquired, in a non-monetary transaction, a 50% interest in P.S. III Farms, LLC, and Oregon limited liability company (L.L.C.) from an affiliated partnership in exchange for its wine grape vine-yards located in San Luis Obispo County, California. The wine grape vineyards were sold by the Company in 1993 to a third party at a bargain price with the Company receiving a favorable repurchase option. For financial reporting purposes the event was treated as a financing transaction.


      The purchase price of the investment in P.S. III Farms, L.L.C. consisted of the following:

              Net book value of assets transferred       $ 1,087,013

              Satisfaction of receivable                     508,200

              Gain on transaction                            830,787
                                                          ----------
                                                         $ 2,426,000
                                                          ----------


The purchase price of the interest was equal to 50% of the fair market value of P.S. III's assets based upon a recent appraisal of its assets.

Item 7.    Financial Statements and Exhibits

     (a.)  Financial Statements of Business Acquired

              As the registrant is currently filing its Form 10-KSB for the year ended August 31, 1995, it is impractical to file the required financial statements at this time. They will be completed and filed by February 10, 1996.

     (b.)  Pro Forma Financial Information

              As the registrant is currently filing its Form 10-KSB for the year ended August 31, 1995, it is impractical to file the required pro forma financial information at this time. It will be filed by February 10, 1996.

                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 1995

                                       AMCOR CAPITAL CORPORATION

                                       By: /S/ FRED H. BEHRENS
                                            Fred H. Behrens
                                            Chairman and Director